Apollo Group, Inc.
News Release

APOLLO GROUP, INC. LAUNCHES NEW UNIVERSITY

Meritus University Programs Approved by
New Brunswick Department of Post-Secondary Education

Phoenix, Arizona, May 13, 2008 –Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group”, “Apollo” or “the Company”) today announced that it plans to establish a new Canadian institution, named Meritus University (“Meritus” or “the University”). Following review of program proposals by the Maritime Provinces Higher Education Commission, Meritus University has received approval to offer its first three programs from the New Brunswick Department of Post-Secondary Education, Training and Labour, thereby establishing degree-granting status. Meritus University will be based in Fredericton, New Brunswick, offering complete degree programs online to working professionals throughout Canada and abroad.

“We understand there is a value to Canadian education that transcends Canadian borders,” said Greg Cappelli, executive vice president of global strategy for Apollo Group. “Meritus University’s mission is to meet Canada’s growing demand for advanced education, while making Canadian education, which is highly-regarded internationally, accessible worldwide.”

Brian Mueller, president of Apollo Group, added, “With nearly a decade of presence in Canada through Apollo’s University of Phoenix, Meritus University is delivering what Canadian students have been telling us they want – academic programs that are competitively-priced and market-relevant, taught by Canadian faculty who hold substantial positions across a wide spectrum of Canadian industries. Meritus University will reflect what Apollo’s institutions are known for and what Canadian students say their education should be — mobile, global and very effective.”

New Brunswick is an attractive location because of its positive regulatory and business environment. Building upon Apollo Group’s advanced student support systems and New Brunswick’s highly-skilled labor pool, Meritus University is expected to be operational later this year.

Minister of Business New Brunswick, Greg Byrne, said, “Meritus will be a welcomed addition to the Fredericton business community. As we chart the course toward self-sufficiency, we know how important it is to create economic opportunities for the people of New Brunswick. Being the home of one of the oldest public universities in North America, and now the newest online degree-granting university in the world, speaks volumes about the progressive business and education environment in New Brunswick.”

The three programs approved by the Department are the Master of Business Administration, Bachelor of Business Administration and the Bachelor of Information Technology Management. Meritus University will not seek U.S. accreditation.

About Meritus University, Inc.
Meritus University, Inc. is a New Brunswick, Canada, corporation and a wholly-owned subsidiary of Apollo NB Holding Company, which in turn is a wholly-owned subsidiary of Apollo Group, Inc. Meritus University’s mission is to foster relevant and innovative learning that meets the needs of diverse student populations, their employers and communities. Adapting programs to an ever-changing world, Meritus’ educational philosophy facilitates critical thinking, collaboration and leadership by integrating academic theory with best-practice applications. The University is inclusive and provides access to students beyond traditional classroom walls, while being respectful of and responsive to diverse learning styles and cultures.

About Apollo Group, Inc.
Apollo Group, Inc. has been an education provider for more than 30 years, providing academic access and opportunity to students through its University of Phoenix, Institute for Professional Development, College for Financial Planning, Western International University, Insight Schools and Apollo Global. It also owns Aptimus, a provider of innovative digital media solutions. The Company’s distinctive educational programs and services are provided at the high school, college and graduate levels in 40 states (as of February 29, 2008) and the District of Columbia; Puerto Rico; Alberta and British Columbia, Canada; Mexico and Chile; the Netherlands, as well as online throughout the world.

For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollogrp.edu.

Forward-Looking Safe Harbor
Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, and overall future prospects, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors.  For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.

Apollo Group, Inc.

Investor Relations:
Allyson Pooley ~ 312-660-2025 ~ allyson.pooley@apollogrp.edu

Canadian Media Contacts:
Maggie Fairs ~ Dicomm Media ~ 800-613-5205 ~ mfairs@dicommintl.com
Ryan Donaghy ~ Business New Brunswick ~ 506-453-2694 ~ Ryan.Donaghy@gnb.ca

U.S. Media Contact:
Marla Sheiner ~ 602-557-1711 ~ marla.sheiner@apollogrp.edu